EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-201095, 333-156445, 333-74611 and 333-32599) of Commercial Bancshares, Inc. of our report dated March 25, 2016 with respect to the consolidated financial statements of Commercial Bancshares, Inc. included in this Form 10-K for the year ended December 31, 2015.

/s/ Plante & Moran, PLLC
Plante & Moran, PLLC

Auburn Hills, Michigan

March 25, 2016